Exhibit 10.4

Note: Certain identified information has been excluded from this Exhibit 10.1 because it both (i) is not material and (ii) is the type that the Company treats as private or confidential. Such information has been identified with “[***]” herein.

OFFER SUMMARY - Sales-Based Financing

Funding Provided	$750,000.00	This is how much funding CASHERA PRIVATE CREDIT will provide to EZFILL HOLDINGS INC under the terms of the Agreement.

Amount Financed	$712,500.00

This is the total amount of funds disbursed to EZFILL HOLDINGS INC under the terms of the Agreement, as a result of any fees deducted or withheld at disbursement, any amount paid to CASHERA PRIVATE CREDIT to satisfy a prior balance, and any amount paid to a third party on behalf of EZFILL HOLDINGS INC.

Finance Charge	$337,500.00	This is the total amount to be paid to CASHERA PRIVATE CREDIT under the terms of the Agreement.

Total Cost of Transaction	$712,500.00	This is the total cost of the commercial financing transaction, calculated by the difference between the Funding Provided and the Finance Charge.

Payment Schedule	$43,750.00 / weekly

This is the manner, frequency and amount of each payment.

weekly ACH withdrawals of the $43,750.00 will be made from the bank account you provided to us for this purpose.

The Estimated Payment is based on our estimate of 0% of your (EZFILL HOLDINGS INC’s) daily revenue, based upon your average monthly revenue income of $7,627,381.19 for the last four months.

Prepayment

If you pay off the financing faster than required, you still must pay all or a portion of the finance charge, up to $337,500.00 based upon our estimates. If you pay off the financing faster than required, you will not be required to pay additional fees.

For more details on your rights, see Agreement_Provision of your revenue purchase agreement concerning prepayment costs and fees.

Applicable law requires this information to be provided to you to help you make an informed decision. By signing below, you are confirming that you received this information.

/s/ Michael D. Farkas	04/01/2026
Recipient Signature	Date

By checking this box, you are confirming that you have read and understand the Offer Summary provided to you.

Business Loan and Security Agreement

BORROWER AND GUARANTOR INFORMATION
Seller Legal Name(s)	NextNRG Inc F/K/A EZFILL HOLDINGS INC
DBA	EZFILL HOLDINGS
Entity Type	Corporation	EIN	[***]
Seller Address	57 NORTHWEST 183RD STREET, MIAMI, FL 33169	Where organized	FL
Owner(s)	Name: MICHAEL DAVID FARKAS	Title: Owner
Address: [***]
	Email: [***]	Phone: [***]
Additional Guarantor(s)	MICHAEL DAVID FARKAS	SSN:
	NEXTNRG INC	EIN: [***]
	NEXTNRG OPS LLC	EIN:
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This Business Loan and Security Agreement (as amended, restated, supplemented, or otherwise modified, this “Agreement”), together with all exhibits and other attachments hereto, governs the business loan (the “Loan”) made by Lender to Borrower as of the Effective Date (defined below). In this Agreement, the words “Borrower”, “you”, “your” and similar each mean the Person identified as “Borrower” on the signature page of this Agreement. Each Person identified on the signature page of this Agreement as a “Guarantor”, shall be referred to herein individually and collectively (as the context requires) as “Guarantor”. The words “Lender”, “we”, “us”, “our” and similar mean CASHERA PRIVATE CREDIT INC, a Utah corporation with a mailing address of PMB 1216, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121, and its successors and assigns. “Person” means an individual, corporation, association, partnership, an estate, a trust and any other entity or organization.

Owner / Guarantor Initial:	_________	_________
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YOUR LOAN DETAILS
Loan Amount:	$750,000.00
Origination Fee: (Deducted at time of disbursement)	$37,500.00
Previous Balance	$0.00
Disbursement Amount: (Loan Amount less Origination Fee) Note that the Disbursement Amount may not be the amount deposited to your Designated Checking Account. The amount that will be deposited to your Designated Checking Account will be reduced by costs, fees and expenses owed to Lender, any amounts owed to Lender from any prior Disbursement, indebtedness, or loan, and any amounts used to pay off obligations owed by Borrower to a third-party creditor.	$712,500.00
Maturity Date:	10/01/2026
Payment Amount:	$43,750.00 a week
Payment Schedule: The term “Business Day” means any Monday through Friday, except for Federal Reserve holidays or state holidays on which Lender is closed.	24 payments of $43,750.00 due Weekly (Thursday) immediately following the date of disbursement of the Advance Amount from the lender.
Total Interest Expense: (Does not include any costs, expenses or fees, or default fees or default interest)	$300,000.00
Total Repayment Amount: (Disbursement Amount plus Total Interest Expense)	$1,050,000.00

Owner / Guarantor Initial:	_________	_________
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INTEREST, FORGIVENESS AND OTHER FEES
Interest Forgiveness:

Unpaid interest on this Loan may be forgiven by Lender in Lender’s sole discretion if:

(a) Borrower is current on its scheduled payments with respect to this Loan (including payment of any fees or expenses), and (b) while this Loan is outstanding, Borrower enters into a business loan and security agreement for a new qualifying term loan with Lender, a portion of the proceeds of which are used to repay the remaining portion of the Loan Amount in whole.

Other Fees: (with the Origination Fee collectively the “Fees”)	Type of Fee	Amount of Fee	Other Comments
	Underwriting Fee
	Processing Fee	$37,750.00
	Returned Payment Fee[1]	$35.00
	Monthly Maintenance Fee
	Default Fee	25%	Twenty Five Percent of Outstanding Balance at Date of Default
	UCC Filing Fee	$150.00
	Late Fee	$35.00
	Stacking Fee	$75,000.00	- Equaling ten (10) percent of the Loan Amount for each incidence of stacking.

CERTAIN DISCLOSURES
Loan Pricing Disclosure	Lender uses a system of risk-based pricing to determine interest charges and fees. Risk-based pricing is a system that evaluates the risk factors of your application and adjusts the interest rate up or down based on this risk evaluation. This Loan may be a higher-cost loan than loans that may be available through other lenders. Borrower understands that Lender may make loans to other Persons on other terms, at other amounts and interest rates, and with other fees in its sole discretion, subject only to applicable law.
Loan For Specific Purposes Only

The proceeds of the requested Loan may solely be used for commercial purposes, as set forth and certified and affirmed by Borrower in the Commercial Purpose Affidavit and Waiver of Federal and State Truth-in-Lending Disclosures attached hereto as Exhibit A (the “Commercial Purpose Affidavit”). IN ADDITION, THE LOAN WILL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. Borrower understands that Borrower’s agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for personal, family or household purposes, and certain important rights conferred upon Persons obtaining such loans, pursuant to federal or state law will not apply to the Loan or the Agreement.

1To be paid automatically if any electronic payment processed on Borrower’s Loan is returned unpaid or dishonored for any reason, including insufficient funds or stop payment on account.

Owner / Guarantor Initial:	_________	_________
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The calculations below involve certain key assumptions about the Loan, including that the Loan is paid off in its entirety according to the agreed Payment Schedule and that no payments are missed. These calculations are provided as a convenience only, and Lender’s records will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender. To the extent Lender’s records differ from the below metric calculations and metric explanations, Lender’s records shall control. The amounts below may vary from the actual amounts.
Loan Amount	Disbursement Amount (minus Fees and other expenses withheld)[2]	Repayment Amount	Maturity Date
$750,000.00	$712,500.00	$1,050,000.00	10/01/2026 or such earlier date on which (i) the Loan is accelerated pursuant to the terms of this Agreement or otherwise, or (ii) the term of the Loan terminates or expires.

METRIC	METRIC CALCULATION		METRIC EXPLANATION
Total Cost of Capital	Interest Expense:	$300,000.00

This is the total amount that you will pay in interest and certain required fees incurred in connection with the making of the Loan, but this amount does not include fees and other charges you can avoid, such as late payment fees, returned Total Cost of Capital payment fees, and

Default Fees.

	Loan Fee:
	Origination Fee:	$37,500.00
	Other Fees:
	Total Cost of Capital	$337,500.00
Annual Percentage Rate (APR)	Your Loan will have 24 payments paid on a weekly basis of:	$43,750.00	This is the cost of the Loan, including total interest, Fees, and other fees, expressed as a yearly rate. APR takes into account the amount and timing of capital you receive, fees you pay, and the periodic payments you make. This is provided as a convenience only. While APR can be used for comparison purposes, it is not an interest rate and is not used to calculate the Total Interest Expense.
	APR	173.06%
Average Monthly	Repayment Amount:	$1,050,000.00	This is the average monthly repayment amount of the Loan, which does not include fees and other charges you can avoid, such as late payment fees, returned payment fees and the default fee.[2] The actual repayment frequency for the Loan will be weekly This is an estimate for comparison purposes only.
	Term (in months):	÷ 6 Months
	Average Monthly Payment:	$262,500.00
Cents on the Dollar (excluding fees)	Interest Expense or Loan Fee:	$300,000.00	This is the total amount of interest or Loan Fee paid per dollar borrowed. This amount is exclusive of fees. This is provided as a convenience only.
	Loan Amount:	÷ $750,000.00
	Cents on the Dollar: (excluding fees)	$0.40
Prepayment	Does prepayment of this Loan result in any new fees or charges?		Yes (see “Prepayment” below)
	Does prepayment of this Loan decrease the total interest or Loan Fees owed?		Prepayment within the following times are calculated at the following factor rates: (see “Prepayment” above for the interest or fee reduction amount)

[2] The Disbursement Amount is the amount of capital that Borrower receives and may be different from the Loan Amount. The Disbursement Amount is net of Fees and other expenses withheld from the Loan Amount. A portion of the Disbursement Amount may be used to pay Fees and other expenses owed to Lender, any amounts owed to Lender from any prior Disbursement, indebtedness, or loan, and any amounts used to pay off obligations owed by Borrower to a third-party creditor APR should be considered in conjunction with the Total Cost of Capital. APR may be most useful when comparing financing solutions of similar expected duration. APR is calculated here according to the principles of 12 C.F.R. § 1026 (“Regulation Z”), using 52 payment periods of equal length and 52 payment dates per year for weekly pay products, and 252 payment dates per year for daily pay products. Neither the inclusion of APR nor reference to Regulation Z herein subjects this Agreement or the Loan thereto, but such reference is provided as a courtesy only.

Owner / Guarantor Initial:	_________	_________
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1.	EFFECTIVE DATE. This Agreement begins on the date that corresponds with Lender’s signature on the signature page of the Agreement (the “Effective Date”). Borrower understands and agrees that Lender may postpone, without penalty, the disbursement of amounts to Borrower until all required security interests have attached and been validly perfected and Lender has received all required personal guarantees or other documentation reasonably required by Lender.

2.	AUTHORIZATION. Borrower agrees that the Loan made by Lender to Borrower shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to a duly authorized request on its behalf.

3.	LOAN FOR SPECIFIC PURPOSES ONLY. The proceeds of the requested Loan may solely be used for specific commercial purposes, and not for any other purposes. In addition, as set forth and certified and affirmed by Borrower in the Commercial Purpose Affidavit, the Loan will not be used for personal, family or household purposes, and Borrower and Guarantor are forever estopped from taking the position that such Loan (including Advances/Disbursements) are or were used for such personal, family or household purposes. Borrower understands that Borrower’s agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for personal, family or household purposes, and certain important rights conferred upon Persons obtaining such loans, pursuant to federal or state law will not apply to the Loan or the Agreement. Borrower also understands that Lender will be unable to confirm whether Borrower’s use or intended use of the Loan has or will have a commercial or business purpose. Borrower agrees that a breach by Borrower of the provisions of this section will not affect Lender’s right to (i) enforce Borrower’s promise to pay to Lender all amounts owed thereto under this Agreement, regardless of the purpose for which the Loan is in fact obtained or (ii) exercise any right, remedy, privilege, or power set forth in this Agreement or otherwise available to Lender at law or in equity, even if such right, remedy, privilege, or power would not have been available had the Loan been obtained for personal, family or household purposes.

4.	DISBURSEMENT OF LOAN PROCEEDS AND MAINTENANCE OF BORROWER’S BANK ACCOUNT. Borrower’s Loan will be disbursed as provided in the Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) attached as Exhibit B attached to this Agreement (the “ACH Authorization Form”). Borrower agrees to maintain Direct Payments (ACH Debits) in the account that was reviewed in conjunction with the underwriting and approval of this Loan (including keeping such account open until the Total Repayment Amount has been indefeasibly repaid in full).

5.	PROMISE TO PAY. Borrower agrees to pay Lender the Total Repayment Amount in lawful money of the United States of America in payment, in accordance with the Payment Schedule shown in the table entitled “Your Loan Details” in this Agreement. Borrower authorizes Lender to collect required payments in the manner provided in the ACH Authorization Form.

6.	ALTERNATIVE PAYMENT METHODS. If Borrower knows that for any reason Lender will be unable to process a payment under the Automatic Payment Plan, or if Lender is unable to process a payment under the Automatic Payment Plan, then Borrower must either restore sufficient funds such that the missed payment can be collected as provided in the ACH Authorization Form or other recoupment method as directed by Lender. If Borrower elects to send payments to Lender by postal mail, then Borrower agrees to send such payments via certified mail, return receipt requested, to PMB 1216, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121. All alternative payments must be made by check, money order, wire transfer, automatic transfer from an account at an institution offering such service, or other instrument in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private. If Borrower makes a payment on Borrower’s Loan by any means other than the Automatic Payment Plan that Lender makes available, Lender may treat such payment as an additional payment and continue to process Borrower’s scheduled payments made through the Automatic Payment Plan or may reduce any scheduled payment to be made through the Automatic Payment Plan by the amount of any such payment received through alternative means. Failure by Lender to process a payment under the Automatic Payment Plan does not relieve Borrower from making any such payment, and each payment shall still be due and payable in accordance with the terms of this Agreement, including any additional interest, cost or fees due because of such missed or late payment.

7.	APPLICATION OF PAYMENTS. Subject to applicable law, Lender reserves the right to allocate and apply payments received on Borrower’s Loan between principal, interest and fees in any manner Lender chooses in Lender’s sole discretion, it being understood and agreed that any fees and interest may be paid during the earlier portion of the term of the Loan. Lender’s books and records of payments shall be conclusive proof of the same absent manifest error.

Owner / Guarantor Initial:	_________	_________
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8.	POSTDATED CHECKS, RESTRICTED ENDORSEMENT CHECKS AND OTHER DISPUTED OR QUALIFIED PAYMENTS. Lender can accept late, postdated or partial payments without losing any of Lender’s rights under this Agreement, it being understood by Borrower that a postdated check is a check dated later than the day it was presented for payment. Lender is under no obligation to hold a postdated check, and Lender reserves the right to process every item presented as if dated the same date that such item was received by Lender or Lender’s check processor. Borrower may not hold Lender liable for depositing any postdated check. Borrower agrees not to send Lender partial payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, including (without limitation) Lender’s right to full repayment of the Total Repayment Amount. All notices and written communications concerning postdated checks, restricted endorsement checks (including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount) or any other disputed, nonconforming or qualified payments, must be mailed or delivered to PMB 1216, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121.

9.	PREPAYMENT. Borrower may prepay Borrower’s Loan in whole on any Business Day prior to the Maturity Date by paying Lender the sum total of the Total Repayment Amount, any Returned Payment Fees, any Late Fees, and all other due and unpaid Fees, in each case as described in the table entitled “Interest Forgiveness and Other Fees” in this Agreement or otherwise due under this Agreement, less (i) the amount of any Loan payments made prior to such prepayment and (ii) the aggregate amount of unpaid interest remaining on Borrower’s Loan as of such date as determined by Lender’s records in accordance with Section 7.

10.	SECURITY INTEREST. Borrower and Guarantor hereby grant to Lender a security interest in and to any and all Collateral (as hereinafter defined) to secure the prompt and indefeasible payment and performance in full when due of all debts, liabilities and obligations of Borrower and Guarantor to Lender hereunder, including (without limitation) the Loan and all amounts, fees, and expenses due hereunder and under any and all renewals, extensions or substitutions for this Agreement, and also any and all other debts, liabilities and obligations of Borrower and Guarantor to Lender or any affiliate of Lender of every kind and nature, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, including, without limitation, all indebtedness, interest, leases, debts and liabilities arising under or in connection with any note, guaranty (including the Guaranty, as hereinafter defined), surety agreement, or any other document, agreement, or instrument creating indebtedness, obligations, or liabilities owed by Borrower or Guarantor to Lender or any affiliate of Lender (including principal, interest, late charges, collection costs, attorney fees and the like) (collectively, the “Obligations”). The “Collateral” means all of Borrower’s, and all of each Secured Guarantor’s assets and personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrower and each Secured Guarantor, and whether owned or consigned by or to, or leased from or to Borrower and each Secured Guarantor, regardless of where located, which shall include, without limitation: (a) any and all amounts owing to Borrower now or in the future from any merchant processor(s) processing charges made by customers of Borrower via credit card or debit card transactions; (b) cash and cash equivalents, (c) inventory, (d) equipment, (e) investment property, including certificated and uncertificated securities, securities accounts, security entitlements, commodity contracts and commodity accounts, (f) instruments, including promissory notes, (g) chattel paper, including tangible chattel paper and electronic chattel paper, (h) documents, (i) letter of credit rights, (j) accounts, including health-care insurance receivables, (k) deposit accounts with any bank or other financial institution, (l) commercial tort claims, (m) general intangibles, including payment intangibles and software, (n) copyrights, patents and trademarks and all other intellectual property, (o) fixtures, (p) goods, (q) letters of credit, letter-of-credit rights, and supporting obligations, and (r) and any other collateral specified in Schedule C. The preceding terms used in defining the term “Collateral” not otherwise defined in this Agreement shall have the meaning as such terms may from time to time be defined in the Uniform Commercial Code in effect in the State of Utah (“UCC”). The security interest Borrower and each Secured Guarantor grants herein includes all accessions to, substitutions for and replacements, proceeds (including stock rights), insurance proceeds and products of the foregoing subsections (a) through (r), together with all books and records, customers lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any general intangibles (as defined in the UCC) at any time evidencing or relating to any of the foregoing. Lender disclaims any security interest in household goods in which Lender is forbidden by applicable law from taking a security interest.

Owner / Guarantor Initial:	_________	_________
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11.	PROTECTING THE SECURITY INTEREST. Borrower and Guarantor agree that Lender or Lender’s Representative may, or upon Lender’s request, file any financing statement, lien entry form, springing DACA (which may be attached hereto as an Exhibit) or other document, agreement, or instrument Lender or Lender’s Representative requires in order to perfect, maintain the perfection of, amend, or continue Lender’s security interest in the Collateral, and Borrower and Guarantor agree to cooperate with Lender and Lender’s Representative as may be necessary to accomplish said filing and to do whatever Lender and Lender’s Representative deem necessary to protect Lender’s security interest in the Collateral. Borrower and Guarantor, at its sole expense, shall protect and defend Lender’s first-priority security interest in the Collateral against all claims and demands whatsoever except for Permitted Liens (as hereinafter defined). Borrower and Guarantor each agree that, if Guarantor is a corporate entity, then Lender or Lender’s Representative may file any financing statement, lien entry form or other document against Guarantor or its property that Lender and/or Lender’s Representative requires in order to perfect, amend or continue Lender’s security interest in the Collateral. Guarantor agrees to cooperate with Lender and Lender’s Representative as may be necessary to accomplish said filing and to do whatever Lender or Lender’s Representative deems necessary to protect Lender’s security interest in the Collateral. “Lender’s Representative” means any Person that is or Persons that are designated by Lender to act on its behalf in any authorized capacity. BORROWER AND EACH GUARANTOR EACH EXPRESSLY ACKNOWLEDGE AND AGREE BY SIGNING THIS AGREEMENT THAT, LENDER’S COLLATERAL AS DESCRIBED IN SECTION 10 INCLUDES ALL OF BORROWER’S AND EACH SECURED GUARANTOR’S PERSONAL PROPERTY AND ASSETS. Upon the occurrence and during the continuance of an Event of Default (as defined below), Borrower hereby irrevocably constitutes and appoints Lender, or designated agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of Borrower, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorney the power and right, on behalf of Borrower without notice to or assent by Borrower, to, upon the occurrence and during the continuance of an Event of Default, (a) endorse Borrower’s name on any checks, notes, drafts or other forms of payment or security that may come into the possession of Lender or any affiliate of Lender, to sign Borrower’s name on invoices or bills-of-lading, drafts against customers, notices of assignment, verifications and schedules, (b) sell, transfer, pledge, make any arrangement with respect to or otherwise dispose of or deal with any of the Collateral consistent with the UCC and (c) do acts and things which Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interest therein. The powers granted herein, being coupled with an interest, are irrevocable until the date this Agreement and the Obligations evidenced hereby is repaid in full in accordance with its terms. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither Lender nor any other attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law.

12.	LOCATION OF COLLATERAL; TRANSACTIONS INVOLVING COLLATERAL. Unless Lender has agreed otherwise in writing, Borrower and Guarantor represent, warrant, and covenant, as appliable, that (i) all Collateral (or records of the Collateral in the case of accounts, chattel paper, and general intangibles) shall at all times be located at Borrower’s and Guarantor’s respective address as shown on the first page of this Agreement or, if not shown thereon, then as set forth elsewhere in this Agreement; (ii) except for inventory sold or accounts collected in the ordinary course of Borrower’s or Guarantor’s business, Borrower and Guarantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral or any portion thereof; (iii) no one else has any interest in or claim to or against the Collateral that Borrower or Guarantor has not disclosed to Lender in writing, and that Lender has not approved of in writing, prior to the date hereof; (iv) Borrower and Guarantor shall not, after the date hereof, pledge, collaterally assign, convey in trust, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, other than the security interest provided for in this Agreement and Permitted Liens; (v) Borrower and Guarantor shall not (a) dissolve, cease operations, liquidate, merge, consolidate or divide with or into any other Person, (b) turn over the management or operation of all or substantially all of its property, assets or business to any other Person, or (c) engage in any business activities substantially different than those in which Borrower or Guarantor is presently engaged; (vi) Borrower and Guarantor shall defend Lender’s rights in the Collateral against the claims and demands of all other Persons, as may be directed by Lender; (vii) Borrower and Guarantor shall make no alterations, additions, subtractions, upgrades or improvements to the Collateral or any portion thereof, provided that any such alterations, additions, subtractions, upgrades or improvements shall automatically become a part of the Collateral whether or not made with Lender’s prior written consent; and (viii) Borrower and Guarantor shall not use or move the Collateral or any portion thereof outside of the United States of America. All proceeds from any unauthorized disposition of the Collateral shall be held in trust for Lender, shall not be commingled with any other funds and shall immediately be delivered to Lender. This requirement, however, does not constitute consent by Lender to any such disposition.

13.	TAXES, ASSESSMENTS AND LIENS. Borrower and Guarantor will complete and timely file all necessary federal, state and local tax returns and will pay and perform in full when due all taxes, assessments, levies and liens upon the Collateral and provide evidence of such upon Lender’s request.

14.	INSURANCE. Borrower and each Secured Guarantor shall procure and maintain such insurance as Lender may require with respect to the Collateral, with commercially reasonable provisions acceptable to Lender, and naming Lender as loss payee. If such insurance is not maintained, Lender may obtain such insurance as Lender deems appropriate at Borrower’s sole expense.

15.	DAMAGE OR LOSS; REPAIRS AND MAINTENANCE. Borrower and Guarantor bear the entire risk of loss, theft, damage or destruction of Collateral in whole or in part from any reason whatsoever. Borrower and Guarantor agree to keep and maintain, and cause others to keep and maintain, the Collateral in good order, repair and condition at all times (normal wear and tear excepted). Borrower and Guarantor further agree to pay in full when due all claims for work done on, or services rendered or material furnished in connection with, the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral, and any such lien or encumbrance shall be immediately discharged.

Owner / Guarantor Initial:	_________	_________
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16.	INSPECTION OF COLLATERAL AND PLACE OF BUSINESS; USE OF PHOTOGRAPHS AND TESTIMONIALS . Lender and Lender’s Representative shall have the right to examine the Collateral wherever located and the interior and exterior of Borrower’s and Guarantor’s place of business, upon reasonable notice.

17.	LENDER’S EXPENDITURES. If any action or proceeding is commenced that materially affects, or that creates a reasonable expectation that such action or proceeding would materially affect as determined by Lender, Lender’s interest in the Collateral, or if Borrower or Guarantor fails to comply with any provision of this Agreement or any related documents, including but not limited to Borrower’s or Guarantor’s failure to properly grant or perfect Lender’s security interest in the Collateral or to indefeasibly discharge or pay in full when due any amounts Borrower or Guarantor is required to discharge or pay under this Agreement or any related documents, including, without limitation, the Obligations, Lender on Borrower’s or Guarantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. To the extent permitted by applicable law, all such expenses will become a part of the Obligations.

18.	BORROWER’S AND GUARANTOR’S REPRESENTATIONS, WARRANTIES, AND COVENANTS. Borrower and Guarantor, each for itself, represent, warrant, and covenant that: (i) Borrower and Guarantor are in compliance with and will continue to comply with all laws, statutes, regulations and ordinances pertaining to Borrower’s or Guarantor’s ownership, use, and operation of the Collateral and the conduct of Borrower’s or Guarantor’s business, and Borrower and Guarantor promise to hold Lender harmless from any damages, liabilities, costs, expenses (including attorneys’ fees) or other harm arising out of any violation thereof; (ii) Borrower’s and Guarantor’s principal place of business and the office where Borrower and Guarantor keep its records concerning its accounts, contract rights and other property, is the address provided for Borrower and Guarantor in this Agreement; (iii) each of Borrower and Guarantor is duly organized, licensed, validly existing, and each of Borrower and Guarantor is and shall hereafter remain duly licensed and in good standing under, if Borrower or Guarantor is an individual, the laws of the state of its domicile, or, if Borrower or Guarantor is a legal entity, the laws of the state of its formation, organization, or incorporation, as applicable, and each of Borrower and Guarantor is duly qualified, licensed and in good standing in every other state in which it is doing business and in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of Borrower and Guarantor; (iv) the true and correct legal name of each of Borrower and Guarantor is set forth in this Agreement; (v) the aggregate ownership percentage of the Signatories is greater than or equal to fifty percent (50%) of Borrower; (vi) Borrower and Guarantor shall notify Lender in writing at least thirty (30) days before, and obtain Lender’s written consent prior to, any of the following actions: (a) change in the location of Borrower’s or Guarantor’s principal place of business, (b) change in Borrower’s or Guarantor’s name, (c) change in Borrower’s or Guarantor’s type of organization, (d) change in Borrower’s or Guarantor’s jurisdiction of organization, and (e) change in Borrower’s or Guarantor’s corporate structure or ownership structure; (vii) each of Borrower and Guarantor is and will continue to be (or with respect to after-acquired property, will be when acquired) the legal and beneficial owner of the Collateral; (viii) Lender’s security interest in all the Collateral is or can be perfected by properly filing a UCC financing statement in the applicable office except for Collateral that cannot be perfected by filing a UCC financing statement as set forth in the UCC; (ix) the execution, delivery and performance of this Agreement, and any other document, agreement, and instrument executed in connection herewith, are within Borrower’s and Guarantor’s powers, have been duly authorized, and are not in contravention of applicable law or the terms of Borrower’s or Guarantor’s governing documents or of any indenture, agreement or undertaking to which Borrower or Guarantor is a party; (x) Borrower shall not make any loan or advance to or any investment in, whether of cash or property, any other Person, nor shall Borrower or Guarantor incur any obligation as surety or guarantor, nor become liable for any other contingent obligations, other than in the ordinary course of business; (xi) all governing or organizational documents and all amendments thereto of Borrower and Guarantor have been duly filed and are in proper order and any capital stock issued by Borrower and Guarantor and outstanding was and is properly issued and all books and records of Borrower and Guarantor are accurate and up to date and will be so maintained; (xii) each of Borrower and Guarantor (a) is subject to no governing document, agreement, or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that could have a material adverse effect on its financial condition, business or prospects, and (b) is in compliance with all governing documents, all contractual requirements by which it may be bound, and all applicable laws, rules and regulations other than laws, rules or regulations the validity or applicability of which Borrower or Guarantor is contesting in good faith, or provisions of any of the foregoing the failure to comply with which cannot create a reasonable expectation of materially adversely affecting Borrower’s or Guarantor’s financial condition, business or prospects or the value of the Collateral; (xiii) there is no action, suit, proceeding or investigation pending or, to Borrower’s or Guarantor’s knowledge, threatened, against or affecting Borrower or Guarantor or any of their assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on Borrower’s or Guarantor’s financial condition, business or prospects or the value of the Collateral; (xiv) all information provided by Borrower and Guarantor as part of the application process for the Loan was true and complete, and Borrower and Guarantor shall notify Lender in writing within thirty (30) days after any such information has changed and whether such change is reasonably expected to have a material adverse effect on Borrower’s or Guarantor’s financial condition, business or prospects or the value of the Collateral; (xv) neither Borrower nor Guarantor intends to file, nor has any notice or reason to believe that another Person intends to file against Borrower or Guarantor, for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within six (6) months after the date hereof, and Borrower and Guarantor shall notify Lender in writing (a) at least ten (10) days before filing for such reorganization or liquidation or (b) immediately if another Person has filed for such reorganization or liquidation against Borrower or Guarantor; and (xvi) neither Borrower nor Guarantor is presently, nor has any reasonable expectation that it will become, insolvent or bankrupt within the meaning of, as applicable, the UCC as well as the Bankruptcy Code (as hereinafter defined).

Owner / Guarantor Initial:	_________	_________
8

19.	INTEREST AND FEES. Borrower agrees to pay in full the interest and fees set forth in the table entitled “The Loan Details” and “Interest, Forgiveness and Other Fees” in this Agreement.

20.	FINANCIAL INFORMATION AND REEVALUATION OF CREDIT. Borrower and Guarantor authorize Lender to obtain business and personal credit bureau reports in Borrower’s and Guarantor’s name, respectively, from time to time for purposes of deciding whether to approve the requested Loan or for any update, renewal, extension of credit or other lawful purpose. Upon Borrower’s or Guarantor’s request, Lender will advise Borrower or Guarantor if Lender obtained a credit report, and identify the credit bureau. Borrower and Guarantor agree to submit current financial information, a new credit application, or both, in Borrower’s name and in the name of Guarantor, respectively, at any time promptly upon Lender’s request. Borrower authorizes Lender to act as Borrower’s agent for purposes of accessing and retrieving transaction history information regarding Borrower from Borrower’s designated merchant processor(s). Lender may report Lender’s credit experiences with Borrower and Guarantor of Borrower’s Loan to third parties as permitted by law, including with respect to any natural-Person Guarantor to consumer credit reporting agencies. Borrower and Guarantor also agree that Lender may release information to comply with governmental reporting or legal process that Lender believes may be required, whether or not such is in fact required, or when necessary or helpful in completing a transaction, or when investigating a loss or potential loss. Borrower and Guarantor are hereby notified that a negative credit report reflecting on Borrower’s or Guarantor’s credit record may be submitted to a credit reporting agency (including with respect to Guarantor to consumer credit reporting agencies) if Borrower or Guarantor fails to fulfill the terms of their respective credit obligations hereunder. Guarantor acknowledges that any credit reporting on the Loan shall be at the sole discretion of Lender (subject to applicable law) and that Lender has the right to report the Loan to Guarantor’s personal credit file should Guarantor not pay any Obligation pursuant to the guaranty set forth in this Agreement. Borrower shall give access via Plaid or the like for Lender to access Borrower’s bank accounts as requested by Lender.

21.	ATTORNEYS’ FEES AND COLLECTION COSTS. Upon discretion of Lender, and to the extent not prohibited by applicable law, Borrower shall pay to Lender on demand any and all expenses, including, but not limited to, collection costs, all attorneys’ fees and expenses, and all other expenses of like or unlike nature which may be expended by Lender to obtain or enforce payment of Obligations either as against Borrower or Guarantor or surety of Borrower, including, without limitation, Guarantor, or in the prosecution or defense of any action or concerning any matter arising out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Lender’s rights or interests therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in connection with any amendment, restatement, supplement, or modification hereof or in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by Lender in connection with the administration, supervision, protection or realization on any security held by Lender for the Obligations, whether such security was granted by Borrower, Guarantor, or any other Person primarily or secondarily liable (with or without recourse) with respect to the Obligations, and all costs and expenses incurred by Lender in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection therewith, which amounts shall be considered advances to protect Lender’s security, and shall be secured hereby. To the extent permitted by applicable law, all such expenses will become a part of the Obligations. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.
22.	BORROWER’S REPORTS. Promptly upon Lender’s written request, Borrower and Guarantor agree to provide Lender with such information about the financial condition and operations of Borrower or Guarantor as Lender may, from time to time, reasonably request. Borrower also agrees promptly upon becoming aware of any Event of Default, or the occurrence or existence of any event or circumstance which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, to promptly provide notice thereof to Lender in writing. Borrower and Guarantor agree to furnish a quarterly report of their financial condition, including balance sheet, income statement, and statement of cash flows, as well as a Compliance Certificate, a form of which may be attached as an Exhibit, every 90 days from the date of execution of this Agreement. Borrower and Guarantor agree to inform Lender, within five days of any material change in financial condition, ownership, or management, or the bank accounts of the Borrower or Guarantor fall below thirty three percent of the balance represented by financial statements provided at funding.

Owner / Guarantor Initial:	_________	_________
9

23.	TELEPHONE COMMUNICATIONS. Borrower and Guarantor hereby expressly consent to receiving calls and messages, including autodialed and pre-recorded message calls, SMS messages (including text messages), and other forms of electronic communication from Lender, its affiliates, marketing partners, agents and other Persons calling at Lender’s request or on behalf, at any telephone numbers that Borrower and Guarantor have provided or may provide in the future or that are otherwise in Lender’s or such other Persons’ possession (including any cellular or mobile telephone numbers). Borrower and Guarantor agree that such communications may be initiated using an automated telephone dialing system.

24.	INDEMNIFICATION. Borrower and Guarantor assume all risk and liability for, and shall defend, indemnify and keep Lender harmless on an after-tax basis from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable attorney fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lender, in any way relating to or in respect to the Collateral or any part thereof, or relating to or arising out of Lender’s security interest in the Collateral or the priority or perfection of such security interest, enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter arising out of or in connection with this Agreement or any other document, agreement, or instrument between Borrower and Lender. Neither Borrower nor Guarantor shall be obligated to indemnify Lender under this Section for loss or liability caused directly and solely by the gross negligence or willful misconduct of Lender, as determined by a court of competent jurisdiction. In this Section 24, “Lender” also includes any of Lender’s Representatives and any director, officer, employee, agent, successor or assign of Lender. Borrower’s and Guarantor’s obligations under this Section 24 shall survive the expiration, cancellation or termination of this Agreement.

25.	MERGERS, CONSOLIDATIONS OR SALES. Borrower and Guarantor represent and agree that Borrower will not (i) merge or consolidate with or into any other business entity nor sell all or substantially all of its assets, or (ii) enter into any joint venture or partnership with any Person. Borrower further agrees not to alter its ownership without prior written permission from Lender.

26.	DEFAULT. The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute, without notice or demand, a default and an Event of Default under this Agreement and all other documents, agreements, instruments, and papers between Lender and Borrower and instruments and papers given Lender by Borrower, whether such documents, agreements, instruments, or papers now exist or hereafter arise:

(i)	Lender is unable to collect any payment through the Automatic Payment Plan, or Borrower fails to timely pay any Obligations when due;
(ii)	Borrower or Guarantor, fails to fully comply with or promptly, punctually and faithfully perform or observe any term, covenant, condition, agreement, or promise within this Agreement, or does not notify Lender within reasonable time upon knowledge of a failure;
(iii)	any representation or warranty heretofore, now or hereafter made by Borrower or Guarantor to Lender herein or in any other document, instrument, agreement, application or paper proves to have been untrue or misleading when given in any material respect (except for representations or warranties qualified by materiality, then in any respect), as determined by Lender in its sole discretion;
(iv)	the occurrence of any event or circumstance creating a reasonable expectation that:

(a)	any obligation or indebtedness of Borrower to a creditor or lender other than Lender (including a landlord or lessor) could be accelerated, or
(b)	a creditor or lender other than Lender (including a landlord or lessor) has reason to enforce its security interest in or foreclose or collect upon the Collateral, notwithstanding that such acceleration or enforcement, foreclosure, or collection has not taken place;

(v)	the occurrence of any event or circumstance that would cause a lien creditor, as that term is defined in Chapter 9a-102 of the UCC (other than Lender), to take priority over Lender’s security interest in the Collateral securing the Loan or any other Obligation;
(vi)	a filing against or relating to Borrower or Guarantor (unless consented to in writing by Lender) of

(a)	a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or
(b)	a state tax lien in favor of any state of the United States of America or any political subdivision of any such state;

(vii)	the occurrence of any event of default or event or circumstances that would, with the passage of time or the giving of notice or both, give rise to an event of default under any other document, agreement, or instrument between Lender and Borrower or instrument or paper given Lender by Borrower, whether such document, agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other document, agreement, instrument or paper);
(viii)	any act by, against, or relating to Borrower or Guarantor, or either of their property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of Borrower’s or Guarantor’s property;
(ix)	the granting of any deed of trust, mortgage, or execution of an assignment for the benefit of the creditors of Borrower or Guarantor, or the occurrence of any other voluntary or involuntary liquidation for Borrower or Guarantor or extension of debt agreement for Borrower;

Owner / Guarantor Initial:	_________	_________
10

(x)	Borrower or Guarantor becomes insolvent or bankrupt, or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for, institutes or consents to the appointment of a receiver, trustee or similar official for it or any substantial part of its property or any such official is appointed without its consent, or applies for, institutes or consents to any bankruptcy, or similar proceeding relating to it or any substantial part of its property under the laws of any jurisdiction or any such proceeding is instituted against it without stay or dismissal for more than sixty (60) days, or it commences any act amounting to a business failure or a winding up of its affairs, or it ceases to do business as a going concern;
(xi)	Borrower or Guarantor fails to pay any final judgment for the payment of money in an amount equal to or in excess of USD 25,000.00 unless and to the extent such is being appealed and Borrower or Guarantor, as applicable, has set aside adequate reserves as required by Lender;
(xii)	any levy or execution upon, or judicial seizure of, any portion of any item of Collateral, or any part or portion of the Collateral is seized or taken by a governmental body;
(xiii)	the filing of any complaint, application or petition by or against Borrower or Guarantor initiating any matter in which Borrower or Guarantor is or may be granted any relief from the debts of Borrower or Guarantor, as applicable, pursuant to the Bankruptcy Code or any other insolvency statute or procedure;
(xiv)	the offering by or entering into by Borrower or Guarantor of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower or Guarantor, or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including Borrower or Guarantor that seeks or intends to accomplish a reorganization or arrangement with creditors;
(xv)	the institution of any legal action or proceedings to enforce any Lien upon any portion of the Collateral that is not dismissed within fifteen (15) days after Borrower or Guarantor becomes aware thereof;
(xvi)	the occurrence of any event or circumstance with respect to Borrower or Guarantor such that Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by Borrower or Guarantor under this Agreement or any other document, agreement, or instrument between Lender and Borrower is impaired or there shall occur any material adverse change in the business or financial condition of Borrower or Guarantor (such event specifically includes, but is not limited to, taking additional financing from a credit card advance, cash advance company or an additional working capital loan without the prior written consent of Lender);
(xvii)	the entry of any court order that enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business affairs in the ordinary course of business;
(xviii)	the occurrence of any uninsured loss, theft, damage or destruction to any Collateral that, individually or in the aggregate, has a fair market value in excess of USD 10,000.00, as determined by Lender in its reasonable discretion;
(xix)	any act by, against, or relating to Borrower or Guarantor or either of their assets pursuant to which any creditor of Borrower or Guarantor seeks to reclaim or repossess or reclaims or repossesses all or a portion of Borrower’s or Guarantor’s assets;
(xx)	the termination of existence, dissolution or liquidation of Borrower or Guarantor or the ceasing to carry on actively any substantial part of Borrower’s or Guarantor’s current business;
(xxi)	this Agreement shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by Borrower or Guarantor denies it has any further liability, indebtedness, or obligation hereunder prior to such time that the Obligations are indefeasibly paid and performed in full;
(xxii)	Guarantor or any other Person signing a guaranty or support agreement in favor of Lender shall repudiate, purport to revoke or fail to perform its, his, or her obligations under such guaranty or support agreement in favor of Lender, or any non-natural Person Guarantor shall cease to exist;
(xxiii)	any material change occurs in Borrower’s ownership or organizational structure (acknowledging that any change in ownership will be deemed material when ownership is closely held);
(xxiv)	if Borrower is:

(a)	a sole proprietorship, the owner dies,
(b)	a trust, a trustor dies,
(c)	a partnership, any general or managing partner dies,
(d)	a corporation, any principal officer or 10% or greater shareholder dies,
(e)	a limited liability company, any manager or managing member dies,
(f)	any other form of business entity, any person(s) directly or indirectly controlling 10% or more of the ownership interests of such entity dies, unless Borrower or Guarantor provide a replacement for any such decedent who is satisfactory to Lender, in Lender’s sole discretion, within thirty (30) days after the date on which such Person died, provided, however, that Borrower and Guarantor shall not have such thirty (30)-day period if such death has had or is reasonably expected to have a material adverse effect on Borrower’s business, financial condition, results of operations, or prospects;

(xxv)	Borrower fails to provide financial statements or bank access (via Plaid or the like) to Lender within 72 hours of request by Lender.

Owner / Guarantor Initial:	_________	_________
11

27.	RIGHTS AND REMEDIES UPON DEFAULT. Subject to applicable law, if an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

A.	Refrain from Disbursing Loan Proceeds: Lender may refrain from disbursing Borrower’s Loan proceeds to Borrower’s Designated Checking Account.

B.	Debit Amounts Due From Borrower’s Designated Checking Account: Lender may debit through the Automatic Payment Plan from Borrower’s Designated Checking Account all payments that Lender was unable to collect and/or the amount of any other Obligations that Borrower failed to pay.

C.	Accelerate Indebtedness: Lender may declare the entire Obligations immediately due and payable, without notice to or consent from Borrower of any kind.

D.	Assemble Collateral: Lender may require Borrower and/or Guarantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower and/or Guarantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Borrower and/or Guarantor to take possession of and remove the Collateral, all in accordance with applicable law, including (without limitation) the UCC. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower and Guarantor agree Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower and Guarantor after repossession.

E.	Sell the Collateral: Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or that of Borrower or Guarantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower, Guarantor and other Persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. Lender, Borrower, and Guarantor agree that ten (10) calendar days’ prior notice is reasonable notice. However, no notice need be provided to any Person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that Person’s right to notification of sale. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement. To the extent permitted by applicable law, all such expenses will become a part of the Obligations.

F.	Appoint Receiver: Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Obligations by a substantial amount. Employment by Lender shall not disqualify a Person from serving as a receiver.

G.	Collect Revenues, Apply Accounts: Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Lender may determine, whether or not any amount included within the Obligations is then due, as permitted by law. For these purposes, Lender may, on behalf of and in the name of Borrower and Guarantor, receive, open and dispose of mail addressed to Borrower or Guarantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collections, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

H.	Obtain Deficiency: If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower and/or Guarantor for any deficiency remaining on the Obligations due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower and Guarantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Owner / Guarantor Initial:	_________	_________
12

I.	Confession of Judgment: Notwithstanding any other provision set forth in this Agreement, Lender may fill out and file a confession of judgment against Borrower substantially in form and substance attached hereto as Exhibit D (the “Confession of Judgment Form”). Borrower hereby agrees, and shall not make any claim to the contrary, that this remedy is permitted pursuant to applicable laws of the State of Utah.

J.	Other Rights and Remedies: Lender shall have all the rights and remedies of a secured creditor under the provisions of the UCC. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity or otherwise.

K.	Election of Remedies: Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under the Agreement, after Borrower’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

28.	CONSENT TO JURISDICTION AND VENUE. Borrower, Guarantor and Lender agree that any action or proceeding to enforce or arising out of this Agreement may be brought in the Third Judicial District Court, State of Utah or in the federal United States District Court for the District of Utah, and Borrower and Guarantor waive personal service of process. Borrower, Guarantor and Lender agree that venue is proper in such courts.

29.	JURY TRIAL WAIVER. To the extent not prohibited by applicable law, Borrower, Guarantor, and Lender waive their right to a trial by jury of any claim or cause of action based upon, arising out of or related to this Agreement.

30.	NO WAIVER BY LENDER. No delay or omission on the part of Lender in exercising any rights, remedies, privileges, or powers under this Agreement, shall be, or be construed or operate as, a waiver of same. Waiver of any right, remedy, privilege, or power on any one occasion shall not be construed as a waiver of the same. All Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.

31.	ASSIGNMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, neither Borrower nor Guarantor may assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any assignment attempted to be made without such consent shall be absolutely null and void. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower or Guarantor is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits hereunder. In connection with any assignment or participation, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower or Guarantor. To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereupon shall be released from such assigned obligations and such assignment shall affect a novation between Borrower and Guarantor and such other party. Lender, in its capacity as servicer, or a successor servicer (if any), shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain at one of its offices in the United States a copy of each assignment agreement delivered to it with respect to this Loan and a register for the recordation of the name of each assignee of this Loan, and principal and interest amount of this Loan owing to, such assignee pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Guarantor, Lender and each such assignee may treat each Person whose name is recorded therein pursuant to the terms hereof as a “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register maintained for this Loan shall be available for inspection by Borrower and any such assignee of this Loan, at any reasonable time upon reasonable prior notice to Lender, in its capacity as servicer, or the applicable successor servicer (if any). This Section 31 shall be construed so that this Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations (or any other relevant or successor provisions of the Internal Revenue Code or of such Treasury regulations).

32.	INTERPRETATION. Paragraph and section headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties, having had the opportunity to consult legal counsel and, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

33.	SEVERABILITY. If one or more provisions of this Agreement or the application thereof is determined invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not invalidate or render illegal or unenforceable such provision or its application in any other jurisdiction nor any other provision of this Agreement or its application in any jurisdiction. If at any time usury laws would render any amounts due under this Agreement usurious under applicable law, then it is the Parties express intention that the Borrower and Guarantor not be required to pay any interest at a rate in excess of the maximum lawful rate, that the excess be deemed a payment of principal, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased or if Obligations paid in full refunded to Borrower, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

Owner / Guarantor Initial:	_________	_________
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34.	NOTICES / SERVICE OF PROCESS. Except as otherwise provided in this Agreement, all communications, requests, and notices required by or permitted under this Agreement must be in writing. Notice will be deemed given, and service of summons and complaint or other required legal documents will be deemed served: (i) when deposited, if sent in U.S. first-class mail, postage prepaid; (ii) when delivered, if delivered in person; (iii) when sent, if sent by registered mail, certified mail, by nationally recognized overnight courier, or electronic mail. Notice delivered hereunder to Borrower and Guarantor shall be sent to Borrower’s or Guarantor’s address or electronic mail address listed on the Signature Page of this Agreement that corresponds with such Person’s signature, or to any other address as updated by Borrower or Guarantor, as applicable, in writing in accordance with this Section. Notice to Lender shall be sent to: PMB 1216, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121. Lender, Borrower, and Guarantor irrevocably consent to service of process in the manner provided above, which may differ from any manner expressly required or permitted by the Utah Rules of Civil Procedure, in addition to service, in accordance with Utah Rules of Civil Procedure. It shall be sufficient for Lender’s counsel to file affirmation of service attesting to service in accordance with this Section.

35.	RECORDKEEPING AND AUDIT REQUIREMENTS. Lender shall have no obligation to maintain any electronic records or any documents, or any other paper delivered to Lender by Borrower or Guarantor in connection with this Agreement other than as required by law. Borrower and Guarantor shall at all times keep accurate and complete records of Borrower’s financial statements and accounts and the Collateral. At Lender’s request, Borrower shall deliver to Lender: (i) current, complete, and accurate financial statements and schedules of accounts and general intangibles; and (ii) such other information regarding the Collateral as Lender may request. Lender, or any of Lender’s Representatives, shall have the right to call any telephone numbers that Borrower has provided or may provide in the future or otherwise in Lender’s possession (including any cellular or mobile telephone numbers) at intervals to be determined by Lender, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence that relate to Borrower’s financial statements and accounts and Collateral or other transactions between the parties thereto and the general financial condition of Borrower.

36.	GOVERNING LAW. This Agreement and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with, applicable federal law and (to the extent not preempted by federal law) Utah law without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged and reserved under this Agreement will be governed by such laws.

37.	WAIVER OF NOTICES AND OTHER TERMS. Except for any notices provided for in this Agreement, Borrower, Guarantor, and any other Person who has obligations pursuant to this Agreement, to the extent not prohibited by applicable law, hereby waive demand, notice of nonpayment, notice of intention to accelerate, notice of acceleration, presentment, protest, notice of dishonor and notice of protest. To the fullest extent permitted by applicable law, Borrower, Guarantor, and any other Person who has obligations pursuant to this Agreement also agrees: Lender is not required to file suit, show diligence in or evidence of enforcement or collection against Borrower, Guarantor, or any other Person who has obligations pursuant to this Agreement, or proceed against any Collateral; Lender may, but shall not be obligated to, substitute, exchange or release any Collateral; Lender may release any Collateral, or fail to realize upon or perfect Lender’s security interest in any Collateral; Lender may, but shall not be obligated to, sue one or more Persons without joining or suing others; all, in each case of the foregoing, without impairing or losing Lender’s security interest in the Collateral and without impairing, losing, forfeiting, or waiving any of Lender’s other rights, remedies, privileges, or powers under this Agreement, under any other document, agreement, or instrument between Lender and Borrower or Guarantor, at law or in equity, or otherwise.

38.	MONITORING, RECORDING AND ELECTRONIC COMMUNICATIONS. In order to ensure a high quality of service for Lender’s customers, Lender may monitor and record telephone calls between Borrower or Guarantor, on the one hand, and Lender’s employees or agents, on the other hand. Borrower and Guarantor acknowledge that Lender may do so and agree in advance to any such monitoring or recording of telephone calls. Borrower and Guarantor also agree that Lender may communicate with Borrower and Guarantor electronically by e-mail.

39.	CONFIDENTIALITY. Neither Borrower nor Guarantor shall make, publish or otherwise disseminate in any manner a copy of this Agreement or any public statement or description of the terms of this Agreement, except to its employees, advisors and similar Persons who have a legitimate need to know its contents.

Owner / Guarantor Initial:	_________	_________
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40.	ENTIRE AGREEMENT. Any application Borrower signed or otherwise submitted in connection with the Loan and all exhibits and other attachments to this Agreement, any other documents, agreements, and instruments required by Lender now or in the future in connection with this Agreement and Borrower’s Loan are hereby incorporated into and made a part of this Agreement. This Agreement is the entire agreement of Borrower, Guarantor, and Lender with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

41.	COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. For purposes of the execution of this Agreement, signatures delivered by electronic or fax transmission shall be treated in all respects as original signatures.

42.	CUSTOMER SERVICE CONTACT INFORMATION. If you have questions or comments about your Loan, you may contact us by (i) email at office@funderswest.com or (ii) mail sent to PMB 1216, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121.

43.	PERSONAL GUARANTY. Guarantor, jointly and severally (if more than one), absolutely and unconditionally guarantee the indefeasible, full, and prompt payment to Lender, including its successors and assignees, of (i) any and all Obligations incurred by Borrower pursuant to this Agreement, (ii) the full and prompt payment and performance when due of any and all additional obligations of Borrower to Lender under this Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof, and (iii) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Obligations (this “Guaranty”). Guarantor further agrees to repay the Obligations on demand, without requiring Lender first to enforce or collect or exercise any rights, remedies, privileges, or powers against Borrower. This is a guarantee of payment and performance, and not of collection. This is an absolute, unconditional, primary, and continuing obligation and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full and Lender has terminated this Guaranty. This Guaranty shall be construed in accordance with the laws of the State of Utah, and shall inure to the benefit of Lender and its successors and assigns. To the extent not prohibited by applicable law, Guarantor waives its right to a trial by jury of any claim or cause of action based upon, arising out of or related to this Guaranty, this Agreement and all other documentation evidencing the Obligations, in any legal action or proceeding. For each Guarantor that resides in a community property state, including, without limitation Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin, or as otherwise requested by Lender, the spouse of such Guarantor shall execute, at any time upon demand, and agree to a Spousal Consent to Loan form. So long as any of the Obligations hereby guaranteed remain indefeasibly unpaid or undischarged (other than indemnification obligations which by their terms survive the indefeasible payment of the Obligations and the release of any Collateral) or Lender has any obligation to make the Loan, (i) Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower, or (ii) in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder, or be entitled to have the benefit of, any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any of the Obligations which, now or hereafter, Lender may hold or in which it may have any share. Guarantor hereby expressly waives any right of contribution or reimbursement from or indemnity against Borrower or any other guarantor, whether at law or in equity, arising from any payments made by Guarantor, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Borrower or any other guarantor for reimbursement of any such payments for so long as any of the Obligations remain indefeasibly unpaid or undischarged (other than indemnification obligations which by their terms survive the indefeasible payment of the Obligations and the release of any Collateral).

44.	TRANSFERS TO TRUSTS. Neither Borrower nor Guarantor shall transfer any assets into a trust, including any actual or purported spendthrift trust, asset protection trust or any other trust intended by its terms or purpose (or having the effect) to protect assets from creditors or to limit the rights of existing or future creditors, without the prior written consent of Lender, and any such transfer (i) shall constitute an Event of Default under this Agreement, (ii) shall have the effect of, and shall be deemed as a matter of law, regardless of that settlor’s solvency, of having been made by that settlor with the actual intent of hindering and delaying and defrauding Lender as that settlor’s creditor, and (iii) shall constitute a fraudulent transfer that is unenforceable and void (not merely voidable) as against Lender.

45.	CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATITVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AS AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

Owner / Guarantor Initial:	_________	_________
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46.	CERTIFICATION AND SIGNATURES. By executing this Agreement or authorizing the applicable Signatory below to execute on its behalf, Borrower and Guarantor independently certify that Borrower and Guarantor have received a copy of this Agreement and that Borrower and Guarantor have read, understood and agreed to be bound by its terms. Each Signatory below certifies that it is signing on behalf of Borrower or Guarantor, as applicable, in the capacity indicated below such Signatory’s (and if Borrower or Guarantor is a sole proprietorship, in the capacity of the owner of such sole proprietorship) and that such Signatory is authorized to execute this Agreement on behalf of or in the stated relation to Borrower or Guarantor.

47.	USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower and Guarantor pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower and Guarantor: When Borrower and Guarantor open an account, if Borrower or Guarantor is an individual, Lender will ask for Borrower’s or Guarantor’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower or Guarantor, and if Borrower or Guarantor is not an individual, Lender will ask for Borrower’s or Guarantor’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower or Guarantor. Lender may also ask, if Borrower or Guarantor is an individual, to see Borrower’s or Guarantor’s driver’s license or other identifying documents, and if Borrower or Guarantor is not an individual, to see Borrower’s or Guarantor’s legal organizational documents or other identifying documents.

[Signatures Begin on Next Page]

Owner / Guarantor Initial:	_________	_________
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Signature Page

I, as a duly authorized agent of Borrower, and/or in my capacity as Guarantor, hereby affirm that I have read and understand the terms, covenants, conditions, agreements, and promises of, consent to, and agree to be bound by, this Agreement (inclusive of the Guaranty set forth therein) and the exhibits and attachments thereto.

Borrower: NextNRG Inc. F/K/A EZFILL HOLDINGS INC

Name:	MICHAEL DAVID FARKAS	Signature:	/s/ Michael D. Farkas
Title:	Owner	Date:	04/01/2026

Guarantor

Name:	MICHAEL DAVID FARKAS	Signature:	/s/ Michael D. Farkas
Title:	Individually, and on behalf of all Additional Guarantor Entities	Date:	04/01/2026

Additional Affiliated Entity Guarantor

Name:	NEXTNRG OPS LLC	Signature:	/s/ Michael D. Farkas
Title:	Owner	Date:	04/01/2026

Owner / Guarantor Initial:	_________	_________
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For Lender’s Use Only: This Agreement has been received and accepted by Lender.

CASHERA PRIVATE CREDIT INC,
a Utah corporation

SIGNATURE	/s/ Mark Allayev
Name	Mark Allayev
Title	CEO
Date	04/07/26

Owner / Guarantor Initial:	_________	_________
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